                             AMENDED AND RESTATED
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                             SONOCO GRAHAM COMPANY

                  THIS AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP ("Certificate") of Sonoco Graham Company, a Pennsylvania limited partnership (the "Partnership"), is made this third day of April, 1989, by and among Sonoco Graham Corporation, a Pennsylvania corporation, as general partner (the "General Partner"), Graham Engineering Corporation, a Pennsylvania corporation (the "Initial Limited Partner"), and Graham Container Corporation, a Pennsylvania corporation, and Sonoco Products Company, a South Carolina corporation (the "Additional Limited Partners," and, collectively with the Initial Limited Partner, hereinafter the "Limited Partners"). Hereinafter, the General Partner and the Limited Partners are collectively referred to as "Partners."

                             W I T N E S S E T H :
                             ---------------------

                  WHEREAS, on March 24, 1989, a Certificate of Limited Partnership was filed in the Department of State of the Commonwealth of Pennsylvania whereby the Partnership was formed by the General Partner and the Initial Limited Partner under the Pennsylvania Uniform Limited Partnership Act; and

                  WHEREAS, the Partners now desire to amend and restate the terms and provisions of the Certificate of Limited Partnership of the Partnership, all in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership dated April 3, 1989 (the "Restated Agreement"), a copy of which is attached hereto as Exhibit A; and

                  WHEREAS, the Partners also wish to admit the Additional Limited Partners to the Partnership as additional Limited Partners.

                  NOW, THEREFORE, pursuant to the Pennsylvania Uniform Limited Partnership Act, the undersigned hereby certify as follows:

                                   ARTICLE ONE

                                      Name

                  The name of the Partnership is Sonoco Graham Company.

                                   ARTICLE TWO

                              Character of Business

                  The character of the Partnership's business and the purposes of the Partnership shall be as set forth in Section 1.4 of the Restated Agreement.

                                  ARTICLE THREE

                     Location of Principal Place of Business

                  The Partnership shall have its principal offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, or at such other location as may be selected from time to time by the General Partner.

                                  ARTICLE FOUR

                    Names and Places of Residence of Partners

                  The names and places of residence of the Partners are as follows:

         General Partner:
         Sonoco Graham Corporation
         1420 Sixth Avenue
         York, PA  17403-1104

         Limited Partners:
         Sonoco Products Company
         One North Second Street
         Hartsville, SC  29550

         Graham Engineering Corporation
         1420 Sixth Avenue
         York, PA  17403-1104

         Graham Container Corporation
         1420 Sixth Avenue
         York, PA  17403-1104

                                  ARTICLE FIVE

                                      Term

                  The term of the Partnership shall be as set forth in Section
10.1 of the Restated Agreement.

                                   ARTICLE SIX

                    Capital Contributions by Limited Partners

                  The amount of cash and the agreed value of other property contributed to the capital of the Partnership by each Limited Partner is set forth opposite such Limited Partner's name on Schedule "A" to the Restated Agreement.

                                  ARTICLE SEVEN

              Additional Capital Contributions by Limited Partners

                  The amount of additional contributions to the capital of the Partnership agreed to be made by each Limited Partner, and the times at which such contributions shall be made, if any, are set forth in Section 3.2 to the Restated Agreement.

                                  ARTICLE EIGHT

                             Return of Contributions

                  There has been no agreement as to when the contributions of each Limited Partner is to be returned except as provided for in Sections 5.1 and 10.3 of the Restated Agreement.

                                  ARTICLE NINE

                                Share of Profits

                  The share of profits and other compensation by way of income which each Limited Partner shall receive by reason of its contribution to the Partnership is set forth in Article 5 and Section 10.3 of the Restated Agreement.

                                   ARTICLE TEN

              Substitution of Assignee in Place of Limited Partner

                  The right of a Limited Partner to transfer his interest and to substitute an assignee as contributor in his place, and the terms and conditions of such substitution, are set forth in Article 9 of the Restated Agreement.

                                 ARTICLE ELEVEN

             Right of Partners to Admit Additional Limited Partners

                  The Partners may not admit additional limited partners.

                                 ARTICLE TWELVE

                                    Priority

                  The Limited Partners shall have such rights to priority as to contributions to the Partnership or as to compensation by way of income as is provided in Article 5 of the Restated Agreement.

                                ARTICLE THIRTEEN

                Continuation of Partnership Business on Removal,
                  Withdrawal, Death, Dissolution, Adjudication
               or Incompetence or Bankruptcy of a General Partner

                  The withdrawal, resignation, dissolution, revocation of the charter or bankruptcy of the General Partner or the occurrence of any other event which causes the General Partner to cease to be a general partner of the Partnership shall cause an immediate dissolution of the Partnership.

                                ARTICLE FOURTEEN

                        Right of a Limited Partner or the
                      Special Limited Partner to Demand and
                        Receive Property Other than Cash

                  No Limited Partner shall have any right to demand and receive property other than cash in return for his contribution to the Partnership except in accordance with Section 10.3 of the Restated Agreement.

                                 ARTICLE FIFTEEN

                                Power of Attorney

                  The power of attorney given by each Limited Partner to the General Partner, pursuant to which the General Partner may execute this Certificate as attorney-in-fact for each of the Limited Partners, is set forth in Section 14.10 of the Restated Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Limited Partnership on the date first above written.


                             GENERAL PARTNER:

[SEAL]                       SONOCO GRAHAM CORPORATION

                             By:
                                -----------------------------------------------
                                William H. Kerlin, Jr.,
                                Vice President


                             LIMITED PARTNERS:

[SEAL]                       SONOCO PRODUCTS COMPANY

                             By:
                                -----------------------------------------------
                                Harris E. De Loach, Jr.,
                                Vice President-Administration

[SEAL]                       GRAHAM ENGINEERING CORPORATION

                             By:
                                -----------------------------------------------
                                William H. Kerlin, Jr.,
                                Executive Vice President

[SEAL]                       GRAHAM CONTAINER CORPORATION

                             By:
                                -----------------------------------------------
                                William H. Kerlin, Jr.,
                                Executive Vice President

                                                                      Exhibit A

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                            OF SONOCO GRAHAM COMPANY





                            DATED AS OF APRIL 3, 1989

                                TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------
                                    ARTICLE 1

         THE LIMITED PARTNERSHIP............................................  2

1.1      Formation..........................................................  2
1.2      Certificate of Limited Partnership.................................  2
1.3      Name...............................................................  2
1.4      Character of Business..............................................  2
1.5      Principal Offices..................................................  2
1.6      Fiscal Year........................................................  3
1.7      Accounting Matters.................................................  3

                                   ARTICLE 2

         DEFINITIONS........................................................  3

2.1      Act................................................................  3
2.2      Affiliate..........................................................  3
2.3      Agreement..........................................................  3
2.4      Agreement Date.....................................................  3
2.5      Auditor............................................................  3
2.6      Available Cash.....................................................  4
2.7      Bankruptcy.........................................................  4
2.8      Capital Account....................................................  4
2.9      Capital Contribution...............................................  4
2.10     Certificate........................................................  4
2.11     Code...............................................................  5
2.12     Container..........................................................  5
2.13     Depreciation.......................................................  5
2.14     Engineering........................................................  5
2.15     Event of Withdrawal................................................  5
2.16     General Partner....................................................  5
2.17     Generally Accepted Accounting Principles...........................  5
2.18     Gross Asset Value..................................................  5
2.19     Limited Partner....................................................  6
2.20     Opening Balance Sheet..............................................  6
2.21     Organization Agreement.............................................  6
2.22     Partner............................................................  6
2.23     Partnership........................................................  6
2.24     Partnership Interest...............................................  6
2.25     Partnership Year...................................................  6
2.26     Percentage Interest................................................  6
2.27     Person.............................................................  6
2.28     Profits and Losses.................................................  6
2.29     Sonoco.............................................................  7
2.30     Transfer...........................................................  7

                                                                       Page No.
                                                                       --------

2.31     General Provisions.................................................  7

                                    ARTICLE 3

         CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS............................  8

3.1      Initial Capital Contribution.......................................  8
3.2      Additional Capital Contributions...................................  8
3.3      Opening Balance Sheet..............................................  8
3.4      Capital Accounts...................................................  8
3.5      Negative Capital Accounts..........................................  9
3.6      Compliance with Treasury Regulations...............................  9
3.7      Succession to Capital Accounts.....................................  9
3.8      Certain Adjustments................................................  9
3.9      No Withdrawal of Capital Contributions.............................  9

                                   ARTICLE 4

         COSTS AND EXPENSES................................................. 10

4.1      Organizational and Other Costs..................................... 10
4.2      Operating Costs.................................................... 10

                                   ARTICLE 5

         DISTRIBUTIONS, PARTNERSHIP ALLOCATIONS;
         TAX MATTERS........................................................ 10

5.1      Distributions Prior to Dissolution................................. 10
5.2      Partnership Allocations............................................ 11
5.3.     Tax Allocations; Code Section 704(c)............................... 14
5.4      Accounting Method.................................................. 14

                                    ARTICLE 6

         MANAGEMENT......................................................... 14

6.1      Rights and Duties of the Partners.................................. 14
6.2      Fiduciary Duty of General Partner.................................. 14
6.3      Powers of General Partner.......................................... 15
6.4      Other Activities................................................... 16
6.5      Transactions with Affiliates....................................... 16
6.6      Confidentiality of Certain Information............................. 17
6.7      Exculpation........................................................ 17

                                    ARTICLE 7

         COMPENSATION....................................................... 18

                                                                       Page No.
                                                                       --------

                                   ARTICLE 8

         ACCOUNTS............................................................ 18

8.1      Books and Records................................................... 18
8.2      Reports, Returns and Audits......................................... 18

                                   ARTICLE 9

         TRANSFERS........................................................... 19

9.1      Transfer of General Partner's Interest.............................. 19
9.2      Transfer of a Limited Partner's Interest............................ 20
9.3      Partnership's Right of First Refusal................................ 20
9.4      Limited Partner's Right of Second Refusal........................... 21
9.5      Deviation from Bona Fide Offers..................................... 21
9.6      Partnership's Call Option........................................... 21
9.7      Closing............................................................. 22
9.8      Involuntary Transfers............................................... 23
9.9      Allocation of Distributions Subsequent to Assignment................ 23
9.10     Death, Incompetence, Bankruptcy, Liquidation or
           Withdrawal of a Limited Partner................................... 24
9.11     Satisfactory Written Assignment Required............................ 24
9.12     Transferee's Rights................................................. 24
9.13     Transferees Admitted as Partners.................................... 24

                                  ARTICLE 10

         DISSOLUTION......................................................... 25

10.1     Events of Dissolution............................................... 25
10.2     Final Accounting.................................................... 25
10.3     Liquidation......................................................... 25
10.4     Cancellation of Certificate......................................... 26

                                   ARTICLE 11

         AMENDMENTS TO AGREEMENT............................................. 26

                                   ARTICLE 12

         NOTICES............................................................. 26

12.1     Method of Notice.................................................... 26
12.2     Computation of Time................................................. 26

                                  ARTICLE 13

         INVESTMENT REPRESENTATIONS.......................................... 26

13.1     Investment Purpose.................................................. 26
13.2     Investment Restriction.............................................. 27

                                                                       Page No.
                                                                       --------

                                  ARTICLE 14

         GENERAL PROVISIONS.................................................. 27

14.1     Entire Agreement.................................................... 27
14.2     Amendment Waiver.................................................... 27
14.3     Governing Law....................................................... 27
14.4     Binding Effect...................................................... 27
14.5     Separability........................................................ 27
14.6     Headings............................................................ 28
14.7     No Third-Party Rights............................................... 28
14.8     Waiver of Partition................................................. 28
14.9     Nature of Interests................................................. 28
14.10    Power of Attorney................................................... 28

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              SONOCO GRAHAM COMPANY

                  THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into as of the 3rd day of April, 1989, by and among Sonoco Graham Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, as general partner (the "General Partner"), and Sonoco Products Company, a South Carolina corporation with its offices at One North Second Street, Hartsville, South Carolina ("Sonoco"), Graham Container Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104 ("Container"), and Graham Engineering Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104 ("Engineering"), as limited partners (hereinafter collectively referred to as the "Limited Partners"). The General Partner and the Limited Partners are hereinafter sometimes referred to collectively as the "Partners" and individually as a "Partner."

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the General Partner and Engineering heretofore have formed a limited partnership in accordance with the provisions of the Pennsylvania Uniform Limited Partnership Act (59 Pa. Cons. Stat. ch. 5), under the name Sonoco Graham Company pursuant to a Certificate of Limited Partnership dated March 22, 1989 and an Agreement of Limited Partnership filed March 24, 1989; and

                  WHEREAS, the parties hereto desire to amend and restate in its entirety the Agreement of Limited Partnership of the partnership as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Agreement of Limited Partnership of the Partnership is hereby amended and restated in its entirety by this Amended and Restated Agreement of Limited Partnership and, as so amended and restated hereby, shall read in its entirety as follows:

                                    ARTICLE 1

                             THE LIMITED PARTNERSHIP

                  1.1      Formation.

                  (a) The parties hereto, in consideration of the mutual covenants herein contained, are hereby becoming partners in a limited partnership (hereinafter referred to as the "Partnership") formed under and pursuant to the provisions of the Act to engage in the business hereinafter described for the period and upon the terms and conditions hereinafter set forth.

                  (b) The General Partner and the Limited Partners have been admitted to the Partnership as a general partner and limited partners, respectively, and have contributed to the capital of the Partnership their initial Capital Contributions, as set forth in Section 3.1 below.

                  1.2 Certificate of Limited Partnership. The General Partner has executed and caused to be filed a Certificate of Limited Partnership of the Partnership (hereinafter referred to as the "Certificate") in the office of the Secretary of State of the Commonwealth of Pennsylvania on March 24, 1989, shall cause to be filed an amendment to the Certificate reflecting this Agreement promptly after the execution hereof, and hereafter shall execute such further documents (including any further amendments to the Certificate) and take such further action as shall be appropriate to comply with all requirements of law for the formation and operation of a limited partnership in the Commonwealth of Pennsylvania and all other counties and states where the Partnership may elect to do business.

                  1.3 Name. The name of the Partnership is Sonoco Graham Company. The General Partner may change the name of the Partnership or cause the business of the Partnership to be conducted under any other name.

                  1.4 Character of Business. The business of the Partnership shall be the manufacturing and marketing of plastic containers to purchasers in the United States and such other activities and business as are incidental to the foregoing. For such purposes, the Partnership shall have and exercise all the powers now or hereafter conferred by the laws of the Commonwealth of Pennsylvania on limited partnerships formed under the laws of that Commonwealth, and to do any and all things as fully as natural persons might or could do as are not prohibited by law, in furtherance of the aforesaid business of the Partnership. The business of the Partnership shall be conducted in accordance with, and any action required or permitted to be taken by the General Partner or any Limited Partner shall be taken in compliance with, all applicable laws, rules and regulations.

                  1.5 Principal Offices. The location of the principal offices of the Partnership shall be at 1420 Sixth Avenue, York,

Pennsylvania 17403-1104, or at such other location as may be selected from time to time by the General Partner. The Partnership may maintain such other offices at such other places as the General Partner deems advisable.

                  1.6 Fiscal Year. The fiscal year of the Partnership shall be the calendar year (the "Partnership Year").

                  1.7 Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the Partners and the Auditor who is at the time reporting on such financial statements.

                                    ARTICLE 2

                                   DEFINITIONS

                  The following defined terms used in this Agreement shall have the respective meanings specified below.

                  2.1 Act. "Act" shall mean the Pennsylvania Revised Uniform Limited Partnership Act (15 Pa. Cons. Stat. ch. 85), as amended from time to time and any successor to such Act, except that prior to the effective date of such Revised Uniform Limited Partnership Act, "Act" shall mean the Pennsylvania Uniform Limited Partnership Act (59 Pa. Cons. Stat. ch. 5).

                  2.2 Affiliate. "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) a Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (iii) any officer, director or general partner of such other Person, and (iv) if such other Person is an officer, director or general partner, any other entity for which such Person acts in any capacity.

                  2.3 Agreement. This "Agreement" shall refer to this Amended and Restated Agreement of Limited Partnership, including Schedule A hereto, as the same may be amended from time to time.

                  2.4 Agreement Date. "Agreement Date" shall mean the date of this Agreement.

                  2.5 Auditor. "Auditor" shall mean Ernst & Whinney or any successor firm of independent auditors selected by the General Partner.

                  2.6 Available Cash. "Available Cash" shall mean at any point in time all cash and cash equivalents on hand of the Partnership from any source (including, without limitation, any proceeds from borrowings) less cash reasonably reserved or reasonably anticipated to be required for debts and expenses, interest and scheduled principal payments on any indebtedness, capital expenditures, taxes or the activities of the Partnership (including payments to Partners under any agreement other than this Agreement).

                  2.7 Bankruptcy. The "Bankruptcy" of a Partner shall mean (i) the filling by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of its creditors or (iii) the expiration of sixty days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty-day period.

                  2.8 Capital Account. The "Capital Account" of a Partner shall be (a) credited with (i) the amount of cash or, in the case of non-cash asset contributions, the gross fair market value of such capital contributions as agreed upon by the Partners at the time such contribution is made less liabilities assumed by the Partnership in connecting with such contributions (or to which any such contributed assets are subject) and (ii) such Partner's allocable share of Profits of the Partnership and (b) debited with (i) the amount of any cash and the fair market value of any property distributed to it pursuant to Section 5.1 other than clause (iii) of Subsection 5.1(a), (ii) the amount of any payments by the Partnership to such Partner under any agreement other than this Agreement that are ultimately determined for Federal income tax purposes not to constitute (A) payments to a partner other than in its capacity as a partner under Section 707(a) of the code or (B) guaranteed payments under
Section 707(c) of the Code and (iii) such Partner's allocable share of Losses of the Partnership. For purposes of this Section 2.8, the note of the Partnership referred to in Subsection 5.1(b) shall not be treated as "property" distributed to Container, and payments of principal under such note shall be treated as cash distributed to Container.

                  2.9 Capital Contribution. The "Capital Contribution" of a Partner shall be the amount which such Partner contributes to the capital of the Partnership as provided in Article 3.

                  2.10 Certificate. "Certificate" shall have the meaning ascribed to such term in Section 1.2.

                  2.11 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or the corresponding provisions of any successor statute.

                  2.12 Container. "Container" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

                  2.13 Depreciation. "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

                  2.14 Engineering. "Engineering" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

                  2.15 Event of Withdrawal. "Event of Withdrawal" shall have the meaning ascribed to such term in Subsection 10.1(b).

                  2.16 General Partner. "General Partner" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

                  2.17 Generally Accepted Accounting Principles. "Generally Accepted Accounting Principles" shall refer to generally accepted accounting principles as in effect from time to time in the United States of America.

                  2.18 Gross Asset Value. "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes except as follows:

                           (1) The initial Gross Asset Value of any asset
contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution, as agreed to by the Partners;

                           (2) The Gross Asset Values of all Partnership
assets shall be adjusted to equal their respective gross fair market values, as agreed to by the Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their respective Percentage Interests; (c) the liquidation of the Partnership within the meaning of Treas. Reg. ss.1.704-1(b)(2)(ii)(g); and (d) the termination of the Partnership for federal income tax purposes pursuant to
Section 708(b)(1)(B) of the Code; and

                           (3) The Gross Asset Value of any Partnership
asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Subsections 2.18(1) or (2) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  2.19 Limited Partner. "Limited Partner" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

                  2.20 Opening Balance Sheet. "Opening Balance Sheet" shall have the meaning ascribed to such term in Section 3.3.

                  2.21 Organization Agreement. "Organization Agreement" shall mean that certain Organization Agreement, dated as of March 31, 1989, by and among Sonoco, Engineering, Container, the General Partner and the Partnership, as the same may be amended and in effect from time to time.

                  2.22 Partner. "Partner" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

                  2.23 Partnership. "Partnership" shall have the meaning ascribed to such term in Subsection 1.1(a).

                  2.24 Partnership Interest. "Partnership Interest" shall refer, with respect to a given Partner as of a given date, to such Partner's general partner interest in the Partnership (if any) and such Partner's limited partner interest in the Partnership (if any), in each case as of such date.

                  2.25 Partnership Year. "Partnership Year" shall have the meaning ascribed to such term in Section 1.6.

                  2.26 Percentage Interest. The "Percentage Interest" of a Partner shall be the percentage set forth next to its respective name on Schedule A hereto.

                  2.27 Person. "Person" shall include an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, and any other entity.

                  2.28 Profits and Losses. "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with
Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 2.28 shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas Reg. ss.1.704- 1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 2.28, shall be subtracted from such taxable income or loss;

                  (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Subsection 2.18(2) or (3) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

                  (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period.

                  2.29 Sonoco. "Sonoco" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

                  2.30 Transfer. "Transfer" shall mean any assignment, mortgage, hypothecation, transfer, pledge, creation of a security interest in or lien upon, encumbrance, gift or other disposition.

                  2.31 General Provisions. As used in this Agreement, except as the context otherwise requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. The words "herein", "hereof", and "hereunder" and other words of a similar import refer to this Agreement as a whole, including Schedule A hereto, and not to any particular Article, Section, Subsection, Clause or Subdivision contained in this Agreement. Capitalized terms used in this Agreement which are not otherwise defined herein shall have the respective meanings ascribed to such term in the Organization Agreement.

                                    ARTICLE 3

                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

                  3.1 Initial Capital Contribution.

                      (a) The General Partner shall, as its initial
Capital Contribution to the capital of the Partnership, pay or cause to be paid into the Partnership the sum of $500,000.

                      (b) Sonoco shall, as its initial Capital
Contribution to the Capital of the Partnership, convey, transfer and assign into the name of the Partnership, or cause to be signed so conveyed, transferred and assigned, all its right, title and interest in and to the Sonoco Assets, subject to the Sonoco Liabilities, as such terms are defined in the Organization Agreement.

                      (c) Container shall, as its initial Capital
Contribution to the capital of the Partnership, convey, transfer and assign into the name of the Partnership, or cause to be so conveyed, transferred and assigned, all its right, title and interest in and to the Container Assets, subject to the Container Liabilities, as such terms are defined in the Organization Agreement.

                      (d) Engineering shall, as its initial Capital
Contribution to the capital of the Partnership, convey, transfer and assign into the name of the Partnership, or cause to be so conveyed, transferred and assigned, all its right, title and interest in and to the Engineering Assets, subject to the Engineering Liabilities, as such terms are defined in the Organization Agreement.

                  3.2 Additional Capital Contributions. Except to the extent set forth in Section 11.2 of the Organization Agreement (relating to indemnification payments, none of which shall result in a change in a Partner's Percentage Interest), no additional contributions shall be required to be made by the Partners. Unless otherwise agreed, any additional contributions shall be made pro rata by the Partners in accordance with their Percentage Interests.

                  3.3 Opening Balance Sheet. Promptly after the Agreement Date, the Partnership shall prepare a balance sheet (the "Opening Balance Sheet") of the Partnership, as of the Agreement Date (after giving effect to initial Capital Contributions of the Partners) in accordance with Generally Accepted Accounting Principles.

                  3.4 Capital Accounts. A Capital Account shall be established and maintained for each Partner on the books of the Partnership. Each Partner's interest in the capital of the Partnership shall be represented by its Capital Account. The initial Capital Account of each Partner, which reflects such

Partner's Capital Contribution pursuant to Section 3.1, is set forth opposite its respective name on Schedule A.

                  3.5 Negative Capital Accounts. At no time during the term of the Partnership or upon dissolution and liquidation thereof shall a Limited Partner with a negative balance in its Capital Account have any obligation to the Partnership or the other Partners to restore such negative balance.

                  3.6 Compliance with Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Section 704(b) of the code and Treas Reg. ss.1.704-1(b) (or any corresponding provision of succeeding law) and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Partnership may make such modifications. The Partnership also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 704(b) of the Code and Treas. Reg. ss.1.704-1(b) (or any corresponding provision of succeeding law.

                  3.7 Succession to Capital Accounts. In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement and the Organization Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. For purposes of the preceding sentence, the portion of the Capital Account to which the transferee succeeds shall be that percentage of the transferor's total Capital Account as the Percentage Interest being transferred bears to the total Percentage Interest of the transferor.

                  3.8 Certain Adjustments. In the event the Gross Asset Values of the assets of the Partnership are adjusted pursuant to the provisions of this Agreement, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

                  3.9 No Withdrawal of Capital Contributions. No Partner shall withdraw any Capital Contributions without the unanimous written approval of the other Partners No Partner shall receive any interest with respect to its Capital Contributions.

                                    ARTICLE 4

                               COSTS AND EXPENSES

                  4.1 Organizational and Other Costs. The Partnership shall pay or cause to be paid all costs and expenses incurred in connection with the formation and organization of the Partnership, except to the extent that such costs are required to be borne by the parties to the Organization Agreement as set forth therein. Such costs and expenses to be borne by the Partnership shall include, without limitation, all related accounting, consulting, filing and registration costs.

                  4.2 Operating Costs. The Partnership shall (i) pay or cause to be paid all costs and expenses of the Partnership incurred in pursuing and conducting, or otherwise related to, the business of the Partnership, (ii) pay or cause to be paid all employment-related costs and expenses incurred by the General Partner in pursuing and conducting the business of the Partnership, and
(iii) reimburse the General Partner for any out-of-pocket costs and expenses incurred by it in connection therewith (including, without limitation, in the performance of its duties as tax matters partner) to the extent permitted by
Section 6.5.

                                    ARTICLE 5

                     DISTRIBUTIONS, PARTNERSHIP ALLOCATIONS;
                                   TAX MATTERS

                  5.1 Distributions Prior to Dissolution.

                      (a) Promptly after the execution of this Agreement, the Partnership shall borrow funds to enable it to make the following distributions and payments:

                          (i) $100 million shall be distributed to
                  Sonoco immediately after the borrowing of such funds by the Partnership;

                          (ii) On January 1, 1990, $100 million shall
                  be distributed to Container; and

                          (iii) On each of (A) the date of the
                  distribution to Sonoco under Clause (i), (B) July 1, 1989 and
                  (C) October 1, 1989, interest on $100 million for the period beginning on such date and ending with the end of the calendar quarter including or immediately following such date, computed at the prime rate in effect on such date as announced by the Morgan Guaranty Bank (New York City), shall be paid to Container.

To the extent, if any, that the Partnership is unable to borrow funds sufficient to make the full amount of the foregoing distributions, the amounts distributable to each Partner under Clauses (i), (ii) and (iii) shall be reduced proportionately. Each amount payable to Container under Clause (iii) is intended to be treated for Federal income tax purposes as a "guaranteed payment" for the use of capital under Section 707(c) of the Code.

                           (b) The Partnership shall make arrangements with
its lending bank for such bank, contemporaneously with the distribution to Sonoco under Clause (i) of Subsection 5.1(a), to issue an unconditional letter of credit for the benefit of Container as security for fulfillment of the Partnership's obligation to make the distribution and payments to Container described in Clauses (ii) and (iii) of Subsection 5.1(a).

                           (c) Except as provided in Subsection 5.1(a) and
Section 10.3, distributions shall be made to the Partners in proportion to their respective Percentage Interests.

                           (d) Available Cash shall be distributed to the
Partners at the following times and in the following amounts:

                               (i) On or before ninety days after the end
                  of each Partnership Year, Available Cash shall be distributed to the Partners in proportion to their respective Percentage Interests in an aggregate cumulative amount at least equal to the sum of (1) the income tax liability for the Partner with the largest percentage income tax liability (of itself or its shareholders) from cumulative Partnership taxable income allocated to such Partner under Subsection 5.2(b) hereof, and
                  (2) for the other Partners, a proportional cash amount adjusted only for respective Percentage Interests; and

                               (ii) Any remaining Available Cash shall be
                  distributed to the Partners in proportion to their respective Percentage Interests at such times and in such amounts as the General Partner shall determine.

                  5.2 Partnership Allocations.

                  (a) If any payments to a Partner by the Partnership under an agreement other than this Agreement are determined for Federal income tax purposes not to constitute (1) payments to a partner other than in its capacity as a partner under Section 707(a) of the Code or (2) guaranteed payments under
Section 707(c) of the Code, gross income of the Partnership shall first be allocated to each such Partner in proportion to and up to the excess of (x) the aggregate cumulative amount of such payments by the Partnership to such Partner over (y) the aggregate cumulative amount of gross income previously allocated to such Partner pursuant to this Subsection 5.2(a). Such allocated gross income shall consist of pro rata portions of each item of income and gain recognized by the Partnership in the taxable year.

                  (b) Except as otherwise provided in Subsection 5.2(a) or (c) or elsewhere in this Agreement, for purposes of this Agreement, and for federal, state and local income tax purposes, all items of Profits, Losses, income, gain, loss, deduction or credit shall be determined with respect to each taxable year of the Partnership as of the end thereof, and allocated to the Partners in accordance with their Percentage Interests. Each Partner's Percentage Interest shall constitute its interest in partnership profits for purposes of determining such Partner's share of nonrecourse liabilities of the Partnership under Temp. Treas. Reg. ss.1.752-1T(e)(3)(ii)(C).

                  (c) Notwithstanding Subsections 5.2(a) and (b):

                      (i) Minimum Gain and Hypothetical Capital Accounts. For purposes of complying with Treasury Regulations relating to tax allocation, the Partnership's "minimum gain," "minimum gain attributable to partner nonrecourse debt" and the Partners' hypothetically adjusted Capital Accounts ("Hypothetical Capital Accounts") must be determined from time to time. The amount of minimum gain or minimum gain attributable to partner nonrecourse debt is determined in accordance with Temp. Treas. Reg. ss.1.704-1T(b)(4)(iv)(c) or 1.704-1T(b)(4)(iv)(h)(6), as the case may be, by computing, with respect to each nonrecourse liability of the Partnership, the amount of gain (of whatever character), if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed. A Partner's Hypothetical Capital Account shall equal its true Capital Account, increased by any amount that such Partner is treated as being obligated to restore under Treas. Reg. ss.1.704- 1T(b)(2)(ii)(c) (including the Partner's share of minimum gain, computed as provided in Temp. Treas. Reg. ss.1.704-1T(b)(4)(iv)(f), and of minimum gain attributable to partner nonrecourse debt, computed as provided in Temp. Treas. Reg. ss.1.704-1T(b)(4)(iv)(h)(5)), and decreased by the items described in Treas. Reg. ss.1.704-1(b)(2)(ii)(d), clauses (4), (5) and (6). For purposes of determining each Partner's share of minimum gain or minimum gain attributable to partner nonrecourse debt, any distributions pursuant to Section 5.1(a) shall be treated as allocable to the nonrecourse liabilities, if any, that are incurred by the Partnership in connection with such distributions.

                           (ii) Qualified Income Offset. A Partner who
unexpectedly receives an adjustment, allocation, or distribution described in Treas. Reg. ss.1.704-1(b)(2)(ii)(d), clauses (4), (5) and (6), that creates a deficit in his Hypothetical Capital account shall be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible.

                           (iii) Minimum Gain Chargeback. If there is a net
decrease in the Partnership's minimum gain or minimum gain attributable to partner nonrecourse debt during a Partnership taxable year, any Partner with a share of such minimum gain at the beginning of such year shall be allocated, before any other allocation is made of Partnership items for such taxable year, items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in such minimum gain that is allocable to the disposition of Partnership property or (B) the deficit balance in such Partners's Hypothetical Capital Account as of the end of such year (but before any allocations of income or loss for such year) in accordance with Temp. Treas. Reg. ss.ss.1.704- 1T(b)(4)(iv)(e) and 1.704-1T(b)(4)(iv)(h)(4) (the
"Minimum Gain Chargeback"). The Minimum Gain Chargeback allocated in any taxable year shall consist first of gains recognized from the disposition of items of Partnership property subject to one or more nonrecourse liabilities of the Partnership to the extent of the decrease in Minimum Gain attributable to the disposition of such items of property, with the remainder of the Minimum Gain Chargeback, if any, made up of a pro rata portion of the Partnership's other items of income and gain for that year.

                           (iv) Special Limitation on Losses Allocated to a
Limited Partner. No loss or deduction shall be allocated to a Limited Partner to the extent that such allocation would reduce such Partner's Hypothetical Capital Account below zero, and such loss or deduction shall instead be allocated to the other Partners in proportion to the positive balances of their respective Hypothetical Capital Accounts.

                           (v) Restoration. If any items of income, gain,
loss or deduction shall be specially allocated pursuant to paragraph (ii), (iii) or (iv) of this Subsection 5.2(c), then as quickly as possible thereafter (but not in such a manner as to create or increase a deficit in any Partner's Hypothetical Capital Account) items of income, gain, loss or deduction shall be specially allocated to other Partners so as to return all Capital Accounts to such balances as they would have had if no such special allocations had been made pursuant to Paragraph (ii), (iii) or (iv) of this Subsection 5.2(c).

                           (vi) Rule of Construction. This Section 5.2 is
intended to satisfy the alternate test for economic effect set forth in Treas. Reg. ss.1.704-1T(b)(2)(ii)(d) and the rules for allocations of nonrecourse deductions set forth in Temp. Treas. Reg. ss.1.704-1T(b)(4)(iv)(d) and allocations of partner nonrecourse deductions set forth in Temp. Treas.
Reg. ss.1.704-1T(b)(4)(iv)(h) and should be so construed.

                  5.3 Tax Allocations; Code Section 704(c).

                  (a) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

                  (b) In the event the Gross Asset Value of any asset of the Partnership shall be adjusted pursuant to the provisions of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

                  (c) Any elections or other decisions relating to such Section 704(c) allocations shall be made by the Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Section 704(c) allocations pursuant to this Section 5.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any partner's Capital Account or share of profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                  5.4 Accounting Method. The books of the Partnership (for both tax and financial reporting purposes) shall be kept on an accrual basis.

                                    ARTICLE 6

                                   MANAGEMENT

                  6.1 Rights and Duties of the Partners.

                  (a) The Limited Partners as limited partners in the Partnership shall not participate in the control of the business of the Partnership and shall have no power to act for or bind the Partnership.

                  (b) Pursuant to Pennsylvania law, each Limited Partner shall not be liable for losses or debts of the Partnership beyond the aggregate amount such Partner is required to contribute to the Partnership pursuant to this Agreement plus his share of the undistributed net profits of the Partnership, except that a Partner may be liable under Pennsylvania law to repay certain distributions received by it.

                  6.2 Fiduciary Duty of General Partner. The General
Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets (including records) of the partnership, whether or not in his immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

                  6.3 Powers of General Partner.

                  (a) Subject to the terms and conditions of this Agreement, the General partner shall have full and complete charge of all affairs of the Partnership, and the management and control of the Partnership's business shall rest exclusively with the General Partner. Except as otherwise provided in the Act or by this Agreement, the General Partner shall possess all of the rights and powers of a partner in a partnership without limited partners under Pennsylvania law. The General Partner shall be required to devote to the conduct of the business of the Partnership such time and attention as is necessary to accomplish the purposes, and to conduct properly the business, of the Partnership.

                  (b) Subject to the limitations set forth in this Agreement, the General Partner shall perform or cause to be performed all management and operational functions relating to the business of the Partnership. Without limiting the generality of the foregoing, the General Partner is authorized on behalf of the Partnership, in its sole discretion and without the approval of the Limited Partners, to:

                      (i) expand the capital and revenues of the
                  Partnership in furtherance of the Partnership's business as described in Section 1.4 and pay, in accordance with the provisions of this Agreement, all expenses, debts and obligations of the Partnership to the extent that funds of the Partnership are available therefor;

                      (ii) make investments in United States government
                  securities, securities of governmental agencies, commercial paper, money market funds, bankers' acceptances, certificates of deposit, and any other debt instruments or other securities, pending disbursement of the Partnership funds in furtherance of the Partnership's business as described in
                  Section 1.4 or to provide a source from which to meet contingencies;

                      (iii) enter into and terminate agreements and
                  contracts with third parties in furtherance of the Partnership's business as described in Section 1.4, institute, defend and settle litigation arising therefrom, and give receipts, releases and discharges with respect to all of the foregoing;

                      (iv) maintain, at the expense of the Partnership,
                  adequate records and accounts of all operations and expenditures and furnish any Partner with the reports referred to in Section 8.2;

                      (v) purchase, at the expense of the Partnership,
                  liability, casualty, fire and other insurance and bonds to protect the Partnership's properties, business, partners and employees and to protect the General Partner and its employees;

                      (vi) employ, at the expense of the Partnership,
                  consultants, accountants, attorneys and others and terminate such employment; provided, however, that if any Affiliate of any Partner is so employed, such employment shall be in accordance with Section 6.5;

                      (vii) execute and deliver any and all agreements,
                  documents and other instruments necessary or incidental to the conduct of the business of the Partnership; and

                      (viii) incur indebtedness, borrow funds and/or issue
                  guarantees, in each case for the conduct of the Partnership's business as described in Section 1.4.

By executing this Agreement, each Limited Partner shall be deemed to have consented to any exercise by the General Partner of any of the foregoing powers.

                  6.4 Other Activities. Any Partner (other than the General Partner in such capacity) (the "Interested Party") may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, and neither the Partnership nor any Partner (including the General Partner) other than the Interested Party shall have any rights in or to such independent ventures or the income or profits derived therefrom.

                  6.5 Transactions with Affiliates.

                  (a) Nothing in this Agreement shall preclude transactions between the Partnership and any Partner (including the General Partner) or an Affiliate or Affiliates of any Partner acting in and for its own account, provided that any services performed or products provided by the Partner or any such Affiliates are services an/or products that the General Partner reasonably believes, at the time of requesting such services and/or products, to be in the best interests of the Partnership, and further provided that the rate of compensation to be paid for any such services and/or products shall be comparable to the amount paid for similar services and/or products under similar circumstances to or by independent third parties in arm's length transactions.

                  (b) All bills with respect to services provided to the Partnership by a Partner or any affiliate of a Partner shall be separately submitted and shall be supported by logs or other written data.

                  (c) Nothing contained herein shall preclude the Partnership from entering into, and complying with, the Master Purchase and License Agreement with Engineering and the Promotion and Marketing Agreement with Sonoco, both of which agreements are dated April 3, 1989.

                  6.6 Confidentiality of Certain Information.

                  (a) At all times during and after the term of the Partnership, Sonoco, on behalf of itself and its affiliates, agrees to (i) keep private and confidential, and not disclose to other Persons without the prior written consent of Engineering, all technical information, expertise, knowledge, trade secrets, know-how, process technology and other proprietary information, now owned or hereafter developed or acquired by Engineering, and made available to Sonoco or to the Partnership by Engineering pursuant to this Agreement, the Joint Venture Agreement, dated March 28, 1984, between Boise Cascade Corporation ("Boise") and Engineering, the First Amendment to Joint Venture Agreement, dated June 28, 1985, between Boise and Engineering, the Assignment and Assumption Agreement, dated March 31, 1987, between Boise and Sonoco, the Organization Agreement or the Master Purchase and License Agreement, dated April 3, 1989 between the Partnership and Engineering, contemplated thereunder (the "Proprietary Information"), and (ii) make no use for its own behalf or that of any person, directly or indirectly, of any Proprietary Information, except as a Limited Partner and shareholder of the General Partner in accordance with the terms of this Agreement.

                  (b) At all times during and after the term of the Partnership, to the extent that Sonoco develops and contributes (or has developed and contributed) Proprietary Information relating to the production of Similar Products, Container and Engineering shall keep such Proprietary Information private and confidential, and shall not disclose such Proprietary Information to other Persons without the prior written consent of Sonoco.

                  6.7 Exculpation. Neither the General Partner nor any Affiliate of the General Partner nor any of their respective partners, shareholders, officers, directors, employees, or agents shall be liable, in damages or otherwise, to the Partnership or to any of the Limited Partners for any act or omission on its or his part, except for (i) any act or omission resulting from its or his own wilful misconduct or bad faith, (ii) any breach by the General Partner of its obligations as a fiduciary of the Partnership or (iii) any breach by the General Partner of any of the terms and provisions of this Agreement. The Partnership shall indemnify, defend and hold harmless, to the fullest extent permitted by law, the General partner and each of its Affiliates and their respective partners, shareholders, officers, directors, employees and agents, from and against any claim or liability of any nature whatsoever arising out of or in connection with the assets or business of the Partnership, except where attributable to the willful misconduct or bad faith of such individual or entity or where relating to a breach by the General Partner of its obligations as a fiduciary of the Partnership or to a breach by the General Partner of any of the terms and provisions of this Agreement.

                                    ARTICLE 7

                                  COMPENSATION

                  The General Partner shall be entitled to reimbursement of all of its expenses attributable to the performance of its obligations hereunder, as provided in Article 4 hereof, to the extent permitted by Section 6.5. Subject to the Act, no amount so paid to the General Partner shall be deemed to be a distribution of Partnership assets for purposes of this Agreement. Except for reimbursement of its expenses and its right to distributions as provided in this Agreement, the General Partner shall not receive any compensation for its services as such.

                                    ARTICLE 8

                                    ACCOUNTS

                  8.1 Books and Records. The General Partner shall maintain complete and accurate books of account of the Partnership's affairs at the Partnership's principal office, including a list of the names and addresses of all Partners. Each Partner shall have the right to inspect the Partnership's books and records (including the list of the names and addresses of Partners). Each of the Partners shall have the right to audit independently the books and records of the Partnership, any such audit being at the sole cost and expense of the Partner conducting such audit.

                  8.2 Reports, Returns and Audits.

                  (a) The books of account shall be closed promptly after the end of each Partnership Year. The books and records of the Partnership shall be audited as of the end of each Partnership Year by the Auditor. Within ninety days after the end of such Partnership Year, the General Partner shall make a written report to each person who was a Partner at any time during such Partnership Year which shall include financial statements comprised of at least the following: a balance sheet as of the close of the preceding Partnership Year and a statement of earnings or losses, changes in financial position and changes in Partners' Capital Accounts for the Partnership Year then ended, which financial statements shall be certified by the Auditor as in accordance with Generally Accepted Accounting Principles.

                  (b) Prior to May 15 of each year, each Partner shall be provided with an information letter (containing such Partner's Form K-1 or comparable information) with respect to its distributive share of income, gains, deductions, losses and credits for income tax reporting purposes for the previous Partnership Year, together with any other information concerning the Partnership necessary for the preparation of a Partner's income tax return(s), and the Partnership shall provide each Partner with an estimate of the information to be set forth in such information letter by no later than April 15 of each year. With the sole exception of mathematical errors in computation, the financial statements and the information contained in such information letter shall be deemed conclusive and binding upon such Partner unless written objection shall be lodged with the General Partner within ninety days after the giving of such information letter to such Partner.

                  (c) The General Partner shall also furnish the Partners with quarterly financial statements of the Partnership and such other periodic reports concerning the Partnership's business and activities as the General partner considers necessary to advise all Partners properly about their investment in the Partnership.

                  (d) The General Partner shall prepare or cause to be prepared all federal, state and local returns of the Partnership (the "Returns") for each year or other period for which such Returns are required to be filed. To the extent permitted by law, for purposes of preparing the Returns, the Partnership shall use the Partnership Year. The General Partner may make any elections under the Code and/or applicable state or local tax laws, and the General Partner shall be absolved from all liability for any and all consequences to any previously admitted or subsequently admitted Partners resulting from its making or failing to make any such election. Notwithstanding the forgoing, the General Partner shall make the election provided for in Section 754 of the Code, if requested to do so by any Partner.

                  (e) The General Partner shall be the "tax matters partner," as such term is defined in Section 6231(a)(7) of the Code.

                                    ARTICLE 9

                                    TRANSFERS

                  9.1 Transfer of General Partner's Interest.

                  (a) The General Partner shall not withdraw from the Partnership or resign as General Partner nor shall it Transfer its general partner interest in the Partnership, in each case without the written approval of the Limited Partners.

                  (b) The General Partner shall be liable to the Partnership for any withdrawal or resignation in violation of Subsection 9.1(a) above.

                  9.2 Transfer of a Limited Partner's Interest.

                  (a) Except as otherwise provided in this Article 9, no Limited Partner may Transfer its Partnership Interest or any portion thereof to any Person without the written approval of the other Partners.

                  (b) The Limited Partners agree, upon request of the General Partner, to execute such certificates or other documents and perform such acts as the General Partner reasonably deems appropriate to preserve the status of the Partnership as a limited partnership, after the completion of any Transfer of an interest in the Partnership, under the laws of the Commonwealth of Pennsylvania.

                  (c) A Limited Partner's Partnership Interest may be transferred by such Limited Partner to any Affiliate or such Limited Partner provided that (i) notice of the transfer is given to the Partnership and all other Partners by the Limited Partner making the transfer, and (ii) the Affiliate to whom such interest is to be transferred satisfies the condition set forth in Subsection 9.4(b).

                  9.3 Partnership's Right of First Refusal. If either Sonoco, on the one hand, or Engineering and Container on the other hand (for purposes of this Section 9.3 and Section 9.4, Engineering and Container shall be treated as a single Limited Partner) (the "Selling Partner") wishes to sell any Partnership Interest (the "Offered Interest") pursuant to a bona fide written offer from a third party to purchase the Offered Interest (a "Bona Fide Offer"), it shall first give written notice (the "Notice of Sale") to the Partnership, and the Partnership shall in turn forward a copy of such notice to the other Limited Partner (the "Non-Selling Partner"), of its intention to do so. A Notice of Sale shall name the proposed transferee and specify the amount of the Offered Interest, the price and the terms of payment and shall have attached thereto a copy of the Bona Fide Offer. The Partnership shall have the right to purchase all but not less than all of the Offered Interest at the price and on the terms of the Bona Fide Offer and shall exercise such rights by giving written notice to the Selling Partner within 60 days after the Partnership shall have received the Notice of Sale. If the Offered Interest constitutes less than all of the Partnership Interests of the Selling Partner, nothing herein shall be construed to give any party the right to purchase any Partnership Interest (or portion thereof) that is not included in the Offered Interest.

                  9.4 Limited Partner's Right of Second Refusal.

                  (a) If the Partnership does not elect to purchase the Offered Interest within the time period specified in Section 9.3, the Partnership shall so notify the Non-Selling Partner. The Non-Selling Partner shall have the right to purchase all, but not less than all, of the Offered Interest at the price and on the terms of the Bona Fide Offer and shall exercise such right as follows:

                           (i) Within 10 days after the Partnership notifies the
                  Non-Selling Partners of its election not to purchase the Offered Interest, the Non-Selling Partners shall give the Selling Partner written notice of such Non-Selling Partner's election to purchase the Offered Interest.

                           (ii) If the Non-Selling Partner does not elect to
                  purchase the Offered Interest within the time period specified, the Selling Partner may, within 30 days of the expiration of the period specified in Clause (i) above, sell the Offered Interest to the Person named and in accordance with the terms set forth in the Bona Fide Offer; provided that the condition set forth in paragraph (b) below shall have been satisfied.

                  (b) As a condition precedent to the effectiveness of any transfer of a Partnership Interest pursuant to this Agreement to any person or entity not a party to this Agreement, such transferee shall agree in writing to become a party to this Agreement with all of the rights and obligations relating thereto. A copy of such agreement shall be executed by the transferee and delivered to the Secretary of the General Partner.

                  9.5 Deviation from Bona Fide Offers. The parties hereby acknowledge and agree that in cases where nonfungible property such as real estate constitutes part of the price under the Bona Fide Offer and such offer depends on the unique situation of the proposed transferee, or otherwise cannot be precisely duplicated by anyone other than the proposes transferee, purchases by any Non-Selling Partner or the Partnership pursuant to Section 9.3 or 9.4 shall be made for a consideration upon terms which constitute the reasonable economic equivalent of the price and terms of the Bona Fide Offer as determined by the Board of Directors of the General Partner. For these purposes, the promissory note of any Non-Selling Partner of the Partnership shall be considered the reasonable economic equivalent of the promissory note of the proposed transferee, notwithstanding any differences in financial condition.

                  9.6 Partnership's Call Option.

                  (a) At any time within one year after there shall be a Change in Control (as hereinafter defined) of a Limited Partner, the Partnership shall have the right and option to purchase the

Partnership Interest owned by the Limited Partner of which such Change in Control occurred (the "Affected Partner") and such Affected Partner shall be required to sell such Partnership Interests for the price and upon the terms set forth in this Section 9.6. The option granted hereunder may be exercised by written notice from the Partnership to the Affected Partner given at any time prior to the expiration of said option. A "Change in Control" with respect to either Engineering or Container (or an Affiliate thereof who may become a Limited Partner hereunder after the date hereof) means the sale or transfer by Donald C. Graham, directly or indirectly, of the beneficial ownership of capital stock representing fifty percent (50%) or more of the outstanding voting rights of such Limited Partner to a transferee or transferees other than an Affiliate of Engineering or Container, the spouse or a lineal descendant (whether natural or adopted) of Donald C. Graham, his estate or a trust created for the benefit of Donald C. Graham or his spouse or lineal descendants. A "Change in Control" of any other Limited Partner means the sale or transfer, directly or indirectly, to a person (as "person" is defined in Section 13(d) of the Securities Exchange Act of 1934), in a transaction or series of related transactions, of the beneficial ownership of capital stock representing thirty percent (30%) or more of the outstanding voting rights of such Limited Partner.

                  (b) The purchase price for any Partnership Interest which the Partnership purchases upon exercise of its option pursuant to Section 9.6(a) shall be the fair market value of such Partnership Interest on a going concern basis as determined by a reputable investment banking firm. Such firm shall be selected by the Partnership within 30 days after the exercise of the option hereunder and shall be reasonably acceptable to each of the Partners. The determination by such investment banking firm of the fair market value of the Partnership Interests shall be made as of the date of the exercise of the option to purchase such Partnership Interests and such determination shall be final and binding on all parties to this Agreement. The Partners and the Partnership shall use their respective best efforts to cause the determination of fair market value to be completed within 60 days after the appointment of the investment banking firm.

                  (c) The Partnership shall have the right, at any time prior to the exercise of its option hereunder, to assign its option and all of its other rights under this Section 9.6 to any Limited Partner other than the Affected Partner pro rata in proportion to each such Limited Partner's Partnership Interest and, upon notice of such assignment by the Partnership, the Affected Partner shall be obligated to sell its Partnership Interest to such assignee upon exercise of the option assigned pursuant thereto.

                  9.7 Closing. The closing of the purchase and sale of a Partnership Interest pursuant to Section 9.3, 9.4 or 9.6 shall take place at the principal office of the Partnership (or such other location as may be mutually agreed upon by the Partnership and the Partners), within 30 days after notice of the exercise by the Partnership or the Non-Selling Partner of its right to purchase the Offered Interest pursuant to Section 9.3 or 9.4, as the case may be, or, in the case of a purchase under Section 9.6, within 30 days after the final determination of the fair market value of the Partnership Interest. At closing the seller shall deliver to the purchaser of the Partnership Interest an assignment of such interest, free and clear of any lien, claim, charge, pledge, security interest or encumbrance whatsoever, and the purchaser shall deliver to the seller consideration therefor at the price and on the terms of the Bona Fide Offer (or the reasonable economic equivalent thereof pursuant to Section 9.5 above) or at the price fixed by the investment banking firm pursuant to Section 9.6, as the case may be. The seller shall warrant to the purchaser that the interest being transferred is free and clear of any lien, claim, charge, pledge, security interest or encumbrance whatsoever.

                  9.8 Involuntary Transfers. In the event that the Partnership Interest owned by any Limited Partner shall be subject to sale or other transfer by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, (ii) attachment or garnishment; or (iii) distraint, levy, execution or other involuntary transfer, then such Limited Partner shall give the Partnership and the other Partners written notice thereof promptly upon the occurrence of such event, stating the terms of such proposed transfer, the identity of the proposed transferee, the price or consideration, if readily determinable, for which the Partnership Interest is proposed to be transferred, and the number of the Partnership Interest to be transferred. After receipt of such notice, or, failing such receipt, after the Partnership or any of other Partners otherwise obtains actual knowledge of such proposed transfer, the Partnership and the other Limited Partners (unless applicable law would otherwise prohibit) shall have the same rights of first and second refusal as are set forth in Sections 9.3 and 9.5 above, respectively; provided, however, that if the nature of the event is such that no readily determinable consideration is to be paid for the transfer of the Partnership Interest the price to be paid shall be the book value thereof, as determined by the Partnership in accordance with Generally Accepted Accounting Principles, consistently applied.

                  9.9 Allocation of Distributions Subsequent to Assignment. All Profits and Losses of the Partnership attributable to any Partnership Interest acquired by reason of any Transfer of such Partnership Interest and any distributions made with respect thereto shall be allocated (i) in respect of the portion of the Partnership Year ending on the effective date of the Transfer, to the transferor and (ii) in respect of subsequent periods, to the transferee. The effective date of any Transfer permitted under this Agreement, subject to the provisions of Section 9.12 below, shall be the close of business on the day the Partnership is notified of the Transfer.

                  9.10 Death, Incompetence, Bankruptcy, Liquidation or Withdrawal of a Limited Partner. The death, incompetence, Bankruptcy, liquidation or withdrawal of a Limited Partner shall not cause (in and of itself) a dissolution of the Partnership, but the rights of such a Limited Partner to share in the Profits and Losses of the Partnership, to receive distributions as to assign its Interest pursuant to this Article 9, on the happening of such an event, shall devolve on its beneficiary or other successor, executor, administrator, guardian or other legal representative for the purpose of settling its estate or administering its property, and the Partnership shall continue as a limited partnership. Such successor or personal representative, however, shall become a substituted limited partner only upon compliance with the requirements of Section 9.13 hereof with respect to a transferee of a Partnership Interest. The estate of a Bankrupt Limited Partner shall be liable for all the obligations of the Limited Partner.

                  9.11 Satisfactory Written Assignment Required. Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the transferor of a Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to it, until such time as a written assignment or other evidence of the consummation of a Transfer that conforms to the requirements of this Article 9 and is reasonably satisfactory to the General Partner has been received by and recorded on the books of the Partnership, at which time the Transfer shall become effective for purposes of this Agreement.

                  9.12 Transferee's Rights. Any purported Transfer of a Partnership Interest which is not in compliance with this Agreement is hereby declared to be null and void and of no force and effect whatsoever. A permitted transferee of any Partnership Interest pursuant to Section 9.1, 9.2, 9.3, 9.4,
9.8 or 9.10 hereof shall be entitled to receive distributions of cash or other property from the Partnership and to receive allocations of the income, gains, credits, deductions, profits and losses of the Partnership attributable to such Partnership Interest after the effective date of the Transfer but shall not become a Partner unless and until admitted pursuant to Section 9.13 hereof.

                  9.13 Transferees Admitted as Partners. The assignee or transferee of any Partnership Interest shall be admitted as a Partner only upon the satisfaction of the following conditions:

                  (a) A duly executed and acknowledged written instrument of Transfer approved by the General Partner and either a copy of this Agreement duly executed by the transferee or an instrument of assumption in form and substance satisfactory to the General Partner setting forth the transferee's agreement to be bound by the provisions of this Agreement have been delivered to the Partnership.

                  (b) The transferee has paid any fees and reimbursed the Partnership for any expenses paid by the Partnership in connection with the Transfer and admission.

The effective date of an admission of a Partner and the withdrawal of the transferring Partner, if any, shall be the first day which is the last business day of a calendar month to occur following the satisfaction of the foregoing conditions.

                                   ARTICLE 10

                                   DISSOLUTION

                  10.1 Events of Dissolution. The Partnership shall continue until December 31, 2019, or such later date as the Partners may unanimously agree, unless sooner dissolved upon the earliest to occur of the following events, which shall cause an immediate dissolution of the Partnership:

                  (a) the sale, exchange or other disposition of all or substantially all of the Partnership's assets;

                  (b) the withdrawal, resignation, filing of a certificate of dissolution or revocation of the charter or Bankruptcy of the General Partner or the occurrence of any other event which causes the General Partner to cease to be a general partner of the Partnership under the Act (each an "Event of Withdrawal"); or

                  (c) such earlier date as the Partners shall unanimously elect.

                  10.2 Final Accounting. Upon the dissolution of the Partnership as provided in Section 10.1 hereof, a proper accounting shall be made by the Partnership's Auditor from the date of the last previous accounting to the date of dissolution.

                  10.3 Liquidation. Upon the dissolution of the Partnership as provided in Section 10.1 hereof, the General Partner or, if there is no General Partner, a person approved by a majority in interest of the remaining Partners, shall act as liquidator to wind up the Partnership. The liquidator shall have full power and authority to sell, assign and encumber any or all of the Partnership's assets and to wind up and liquidate the affairs of the Partnership in an orderly and business-like manner. All proceeds from liquidation shall be distributed in the following orders of priority: (a) to the payment and discharge of the debts and liabilities of the Partnership (other than liabilities for distributions to Partners) and expenses of liquidation, (b) to the setting up of such reserves as the liquidator may reasonably deem necessary for any contingent liability of the Partnership (other than liabilities for distributions to Partners), and (c) the balance to the Partners in accordance with their positive Capital Accounts after adjustment to reflect all Profit and Loss for the Partnership Year in which such liquidation occurs.

                  10.4 Cancellation of Certificate. Upon the completion of the distribution of Partnership assets as provided in Section 10.3 hereof, the Partnership shall be terminated and the person acting as liquidator shall cause the cancellation of the Certificate (as amended) and shall take such other actions as may be necessary or appropriate to terminate the Partnership.

                                   ARTICLE 11

                             AMENDMENTS TO AGREEMENT

                  Without the written approval of each of the Partners, no amendment shall be made to this Agreement. The General Partner shall give written notice to all partners promptly after any amendment has become effective.

                                   ARTICLE 12

                                     NOTICES

                  12.1 Method of Notice. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or transmitted by telex or telecopier, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, postage prepaid, on the date shown on the receipt therefor, addressed to the Partners at their respective addresses as set forth in Schedule A annexed hereto (except that any Partner may from time to time give notice changing its address for that purpose).

                  12.2 Computation of Time. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

                                   ARTICLE 13

                           INVESTMENT REPRESENTATIONS

                  13.1 Investment Purpose. Each Limited Partner represents and warrants to the Partnership and to each other Partner that it has acquired its limited partner interest in the Partnership for its own account, for investment only and not with a view to the distribution thereof, except to the extent provided in or contemplated by this Agreement.

                  13.2 Investment Restriction. Each Partner recognizes that (a) the limited partner interests in the Partnership have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from such registration, and agrees that it will not sell, offer for sale, transfer, pledge or hypothecate its limited partner interest in the Partnership (i) in the absence of an effective registration statement covering such limited partner interest under the Securities Act, unless such sale, offer of sale, transfer, pledge or hypothecation is exempt from registration for any proposed sale, and (ii) except in compliance with all applicable provisions of this Agreement, and (b) the restrictions on transfer imposed by this Agreement may severely affect the liquidity of an investment in limited partner interests in the Partnership.

                                   ARTICLE 14

                               GENERAL PROVISIONS

                  14.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement or understanding among the parties hereto with respect to the subject matter hereof.

                  14.2 Amendment Waiver. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver.

                  14.3 Governing Law. This Agreement shall be construed in accordance with and governed by the Act and the other laws of the Commonwealth of Pennsylvania, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

                  14.4 Binding Effect. Except as provided otherwise herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

                  14.5 Separability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  14.6 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  14.7 No Third-Party Rights. Nothing in this Agreement shall be deemed to create any right in any person not a party hereto (other than the permitted successors and assigns of a party hereto) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (except as aforesaid).

                  14.8 Waiver of Partition. Each Partner, by requesting and being granted admission to the Partnership, is deemed to waive until termination of the Partnership any and all rights that it may have to maintain an action for partition of the Partnership's assets.

                  14.9 Nature of Interests. All Partnership property, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and none of the Partners shall have any direct ownership of such property.

                  14.10 Power of Attorney. Each of the Partners does hereby constitute and appoint the General Partners as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign and file any amendment to the Certificate which may be required because of this Agreement or the making of any amendments or supplements thereto as provided in Article 11, and to make, execute, sign and file all such other instruments, documents and certificates which, in the opinion of the General Partner, may from time to time be required by the laws of the United States of America, the Commonwealth of Pennsylvania or any other jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof or which the General Partner may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Partnership.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                             GENERAL PARTNER:

                             SONOCO GRAHAM CORPORATION

                             By: /s/ William H. Kerlian, Jr.
                                 ----------------------------
                                 Title:  Vice President

                             LIMITED PARTNERS:

                             SONOCO PRODUCTS CORPORATION

                             By:
                                --------------------------------------------
                                Title: Vice President - Administration

                             GRAHAM CONTAINER CORPORATION

                             By: /s/ William H. Kerlian, Jr.
                                --------------------------------------------
                                Title: Executive Vice President

                             GRAHAM ENGINEERING CORPORATION

                             By: /s/ William H. Kerlian, Jr.
                                --------------------------------------------
                                Title: Executive Vice President

                                  Schedule A


                                         Percentage             Initial
Name and Address                         Interest               Capital Account
----------------                         --------               ---------------

General Partner
---------------

Sonoco Graham Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                  1.0%             $    500,000
Attention: Chairman


Limited Partners
----------------

Sonoco Products Company
One North Second Street
Hartsville, South Carolina                    39.6%             $125,400,000
Attention: Chairman


Graham Container Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                 58.4%             $142,100,000
Attention: Chairman


Graham Engineering Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                  1.0%             $    700,000
Attention: Chairman

                    AMENDMENT NO. 1 TO AMENDED AND RESTATED

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                             SONOCO GRAHAM COMPANY

                  THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF SONOCO GRAHAM COMPANY is entered into on the 31st day of August, 1989, effective as of the 3rd day of April, 1989, by and among Sonoco Graham Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, as general partner, and Sonoco Products Company, a South Carolina corporation with its offices at One North Second Street, Hartsville, South Carolina 29550, Graham Container Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, and Graham Engineering Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, as limited partners.

                             W I T N E S S E T H:
                             --------------------

                  WHEREAS, the parties hereto heretofore have entered into an Amended and Restated Certificate of Limited Partnership of Sonoco Graham Company, dated as of April 3, 1989 (the "Certificate"); and

                  WHEREAS, the parties hereto desire to amend the Certificate to reflect the agreed-upon valuations of contributed assets and interests in partnership profits and capital, as such amounts have now been determined.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and herein, the parties hereto agree that the Certificate shall be and is hereby amended as follows:

                  (a) Schedule A to Exhibit A to the Certificate is hereby amended and restated in its entirety as attached hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day and year first above written.

                                   GENERAL PARTNER:
                                   ----------------

                                   SONOCO GRAHAM CORPORATION

                                   By:/s/ William H. Kerlin, Jr.
                                      ---------------------------------------
                                      William H. Kerlin, Jr., Secretary


                                   LIMITED PARTNERS:
                                   -----------------

                                   Sonoco Products Company
                                   Graham Container Corporation
                                   Graham Engineering Corporation

                                   BY: SONOCO GRAHAM CORPORATION,
                                       as attorney-in-fact for the above-
                                       named limited partners

                                   By:/s/ William H. Kerlin, Jr.
                                      ---------------------------------------
                                      William H. Kerlin, Jr., Secretary

                                   AFFIDAVIT
                                   ---------

                  I, William H. Kerlin, Jr., Secretary of Sonoco Graham Corporation (the "General Partner"), being duly sworn, hereby represent that Sonoco Products Company, Graham Container Corporation, Graham Engineering Corporation (collectively the "Limited Partners") and the General Partners have executed an Amended and Restated Certificate of Limited Partnership of Sonoco Graham Company dated April 3, 1989, which was filed with the Pennsylvania Corporation Bureau on April 4, 1989, pursuant to Section 14.10 of which the Limited Partners constituted and appointed the General Partner as their true and lawful representative and attorney-in-fact, in their name, place and stead, and granted the General Partner the power to execute, sign and file any amendment to the Certificate of Limited Partnership.

                                 /s/ William H. Kerlin, Jr.
                                 -----------------------------------------
                                 William H. Kerlin, Jr.
                                 Secretary


Subscribed and Sworn to
before me in the City of
York, Pennsylvania this
29th day of September, 1989.

/s/ Candace J. Lawford
----------------------------
Notary Public

                                  Schedule A

                                         Percentage               Initial
Name and Address                         Interest                 Capital
----------------                         --------                 -------
                                                                  Account
                                                                  -------

General Partner
---------------

Sonoco Graham Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                  1.0%               $    500,000
Attention: Chairman


Limited Partners
----------------

Sonoco Products Company
One North Second Street
Hartsville, South Carolina 29550              39.6%               $108,911,952
Attention: Chairman

Graham Container Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                 55.4%               $112,467,975
Attention: Chairman

Graham Engineering Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                  4.0%               $    900,000
Attention: Chairman

                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                             SONOCO GRAHAM COMPANY

                  THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP of Sonoco Graham Company, a Pennsylvania limited partnership (the "Partnership"), is made this 22nd day of May, 1990, by and among Sonoco Graham Corporation, a Pennsylvania corporation, as general partner (the "General Partner"), Graham Engineering Corporation, a Pennsylvania corporation, Graham Capital Corporation (f/k/a Graham Container Corporation), a Pennsylvania corporation, and Sonoco Products Company, a South Carolina corporation, as limited partners (the "Limited Partners"). Hereinafter, the General Partner and the Limited Partners are collectively referred to as "Partners."

                             W I T N E S S E T H:
                             --------------------

                  WHEREAS, on March 24, 1989, a Certificate of Limited Partnership was filed in the Department of State of the Commonwealth of Pennsylvania whereby the Partnership was formed under the Pennsylvania Uniform Limited Partnership Act;

                  WHEREAS, on April 4, 1989, an Amended and Restated Certificate of Limited Partnership of the Partnership (the "Certificate") was filed in the Department of State of the Commonwealth of Pennsylvania;

                  WHEREAS, the name of Graham Container Corporation has been changed to Graham Capital Corporation; and

                  WHEREAS, the Partners now desire to amend the terms and provisions of the Certificate to reflect such change of name and the terms of Amendments Nos. 1, 2 and 3 (the "Amendments") to the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Restated Agreement"), entered into on August 23, 1989, effective as of April 3, 1989, on January 31, 1990 and on February 21, 1990, effective as of April 3, 1989, respectively, and copies of which are attached hereto as Exhibits A, B and C.

                  NOW, THEREFORE, pursuant to the Pennsylvania Uniform Limited Partnership Act, the undersigned hereby certify as follows:

                  1. Article Four of the Certificate shall be, and hereby is, amended by changing the reference therein from Graham Container Corporation to Graham Capital Corporation (f/k/a Graham Container Corporation).

                  2. Article Six of the Certificate shall be, and hereby is, amended to read as follows:

                                  ARTICLE SIX

                   Capital Contributions by Limited Partners
                   -----------------------------------------

                  The amount of cash and the agreed value of other property contributed to the capital of the Partnership by each Limited Partner is set forth opposite such Limited Partner's name on Schedule "A" to the Restated Agreement as amended by the Amendments.

                  3. Article Nine of the Certificate shall be, and hereby is, amended to read as follows:

                                 ARTICLE NINE

                               Share of Profits
                               ----------------

                  The share of profits and other compensation by way of income which each Limited Partner shall receive by reason of its contribution to the Partnership is set forth in Article 5 and Section 10.3 of the Restated Agreement as amended by the Amendments.

                  4. Article Twelve of the Certificate shall be, and hereby is, amended to read as follows:

                                ARTICLE TWELVE

                                   Priority
                                   --------

                  The Limited Partners shall have such rights to priority as to contributions to the Partnership or as to compensation by way of income as is provided in Article 5 of the Restated Agreement as amended by the Amendments.

                  IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Amended and Restated Certificate of Limited

Partnership on the date first above written.

                                   GENERAL PARTNER:
                                   ----------------

[SEAL]                             SONOCO GRAHAM CORPORATION

                                   By: /s/ William H. Kerlin, Jr.
                                       ---------------------------------
                                       William H. Kerlin, Jr.,
                                       Secretary


                                   LIMITED PARTNERS:

[SEAL]                             SONOCO PRODUCTS COMPANY

                                   By:  SONOCO GRAHAM CORPORATION
                                        pursuant to power of
                                        attorney as reflected in
                                        Article Fifteen of the
                                        Certificate

                                   By: /s/ William H. Kerlin, Jr.
                                       ----------------------------------
                                       William H. Kerlin, Jr.,
                                       Secretary

[SEAL]                             GRAHAM ENGINEERING CORPORATION

                                   By: /s/ William H. Kerlin, Jr.,
                                       ----------------------------------
                                       William H. Kerlin, Jr.,
                                       Executive Vice President

[SEAL]                             GRAHAM CAPITAL CORPORATION

                                   By: /s/ William H. Kerlin, Jr.,
                                       ----------------------------------
                                       William H. Kerlin, Jr.,
                                       Executive Vice President

                    AMENDMENT NO. 1 TO AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                             SONOCO GRAHAM COMPANY

                  THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SONOCO GRAHAM COMPANY is entered into on the 23rd day of August, 1989, effective as of the 3rd day of April, 1989, by and among Sonoco Graham Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, as general partner, and Sonoco Products Company, a South Carolina corporation with its offices at One North Second Street, Hartsville, South Carolina 29550, Graham Container Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, and Graham Engineering Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, as limited partners.

                             W I T N E S S E T H:
                             --------------------

                  WHEREAS, the parties hereto heretofore have entered into an Amended and Restated Agreement of Limited Partnership of Sonoco Graham Company, dated as of April 3, 1989 (the "Agreement"); and

                  WHEREAS, the parties hereto desire to amend the Agreement to reflect the agreed-upon valuations of contributed assets and interests in partnership profits and capital, as such amounts have now been determined, as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and herein, the parties hereto agree that the Agreement shall be and is hereby amended as follows:

                  1. Section 2.3 and 2.31 of the Agreement are hereby amended by replacing the words "Schedule A" with the words "the Schedule."

                  2. Section 3.4 of the Agreement is amended by adding the following sentence at the end thereof:

                     "The fair market value of the assets contributed by the Partners pursuant to Section 3.1 at the time of such contribution, as agreed to by the Partners, are as set forth on Schedule B."

                  3. Schedule A of the Agreement is amended to read as annexed hereto.

                  4. A new Schedule B, as amended hereto, is added to the Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        GENERAL PARTNER:
                                        ---------------

                                        SONOCO GRAHAM CORPORATION

                                        By:
                                           ---------------------------------
                                           Title Vice President


                                        LIMITED PARTNERS:
                                        -----------------

                                        SONOCO PRODUCTS CORPORATION

                                        By:
                                           ---------------------------------
                                           Title:  Vice President
                                                   Administration


                                        GRAHAM CONTAINER CORPORATION

                                        By: /s/ William H. Kerlin, Jr.
                                            --------------------------------
                                            Title:  Executive Vice President


                                        GRAHAM ENGINEERING CORPORATION

                                        By: /s/ William H. Kerlin, Jr.,
                                            --------------------------------
                                           Title:  Executive Vice President

                                  Schedule A

                                          Percentage            Initial
Name and Address                          Interest              Capital Account
----------------                          --------              ---------------

General Partner
---------------

Sonoco Graham Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                     1.04%            $    500,000
Attention: Chairman


Limited Partners
----------------

Sonoco Products Company
One North Second Street
Hartsville, South Carolina 29550                  39.6%            $108,911,952
Attention: Chairman

Graham Container Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                     55.4%            $112,467,975
Attention: Chairman

Graham Engineering Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                      4.0%            $    900,000
Attention: Chairman

                                  SCHEDULE B

                  It is agreed that the fair market value of each asset as of April 3, 1989 is its book value immediately prior to its contribution to the Partnership, except that, as of such date, the fair market value of goodwill and going concern value contributed by Container is $77,240,000, and the fair market value of the exclusive license contributed by Engineering referred to in clause
(i) of Section 1.23 of the Organization Agreement is $890,000.

                    AMENDMENT NO. 2 TO AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                             SONOCO GRAHAM COMPANY

                  THIS AMENDMENT NO. 2 TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SONOCO GRAHAM COMPANY is entered into on the 31st day of January, 1990, by and among Sonoco Graham Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, as general partner, and Sonoco Products Company, a South Carolina corporation with its offices at One North Second Street, Hartsville, South Carolina 29550, Graham Container Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, and Graham Engineering Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, as limited partners.

                             W I T N E S S E T H:
                             --------------------

                  WHEREAS, the parties hereto heretofore have entered into an Amended and Restated Agreement of Limited Partnership of Sonoco Graham Company, dated as of April 3, 1989, as amended August 23, 1989 (the "Agreement"); and

                  WHEREAS, the parties hereto desire to amend the Agreement to change the dates prior to which the Partnership must provide certain information to each of its partners;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and herein, the parties hereto agree that the Agreement shall be and is hereby amended as follows:

                  1. Section 8.2(b) of the Agreement is hereby amended by replacing the references to "May 15" and "April 15" in the first sentence thereof with "July 15" and "March 15," respectively

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        GENERAL PARTNER:
                                        ----------------

                                        SONOCO GRAHAM CORPORATION

                                        By:
                                           ---------------------------------
                                           Title Vice President


                                        LIMITED PARTNERS:
                                        -----------------

                                        SONOCO PRODUCTS CORPORATION

                                        By:
                                           ---------------------------------
                                           Title:  Vice President
                                                   Administration


                                        GRAHAM CONTAINER CORPORATION

                                        By: /s/ William H. Kerlin, Jr.
                                            --------------------------------
                                            Title:  Executive Vice President


                                        GRAHAM ENGINEERING CORPORATION

                                        By: /s/ William H. Kerlin, Jr.,
                                            --------------------------------
                                            Title:  Executive Vice President

                    AMENDMENT NO. 3 TO AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                             SONOCO GRAHAM COMPANY

                  THIS AMENDMENT NO. 3 TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SONOCO GRAHAM COMPANY is entered into on the 21st day of February, 1990, effective as of the 3rd day of April, 1989, by and among Sonoco Graham Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, as general partner, and Sonoco Products Company, a South Carolina corporation with its offices at One North Second Street, Hartsville, South Carolina 29550, Graham Container Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, and Graham Engineering Corporation, a Pennsylvania corporation with its offices at 1420 Sixth Avenue, York, Pennsylvania 17403-1104, as limited partners.

                             W I T N E S S E T H:
                             --------------------

                  WHEREAS, the parties hereto heretofore have entered into an Amended and Restated Agreement of Limited Partnership of Sonoco Graham Company, dated as of April 3, 1989, as amended August 23, 1989 and January 31, 1990 (the "Agreement"); and

                  WHEREAS, the parties hereto desire to amend the Agreement to reflect the agreed-upon valuations of contributed assets and interests in partnership capital, as such amounts have now been further determined, as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and herein, the parties hereto agree that the Agreement shall be and is hereby amended as follows:

                  1. Schedule A and B of the Agreement are amended to read as annexed hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        GENERAL PARTNER:
                                        ----------------

                                        SONOCO GRAHAM CORPORATION

                                        By:
                                           ---------------------------------
                                           Title Vice President


                                        LIMITED PARTNERS:
                                        -----------------

                                        SONOCO PRODUCTS CORPORATION

                                        By:
                                           ---------------------------------
                                           Title:  Vice President
                                                   Administration


                                        GRAHAM CONTAINER CORPORATION

                                        By: /s/ William H. Kerlin, Jr.
                                            --------------------------------
                                            Title:  Executive Vice President


                                        GRAHAM ENGINEERING CORPORATION

                                        By: /s/ William H. Kerlin, Jr.,
                                            --------------------------------
                                            Title:  Executive Vice President

                                  Schedule A

                                         Percentage            Initial
Name and Address                         Interest              Capital Account
----------------                         --------              ---------------

General Partner
---------------

Sonoco Graham Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                  1.0%              $    500,000
Attention: Chairman


Limited Partners
----------------

Sonoco Products Company
One North Second Street
Hartsville, South Carolina                    39.6%              $108,750,740
Attention: Chairman

Graham Container Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                 55.4%              $112,242,196
Attention: Chairman

Graham Engineering Corporation
1420 Sixth Avenue
York, Pennsylvania 17403-1104                  4.0%              $    900,000
Attention: Chairman

                                  Schedule B

                  It is agreed that the fair market value of each asset as of April 3, 1989 is its book value immediately prior to its contribution to the Partnership; except that, as of such date, the fair market value of goodwill and going concern value contributed by Container is $77,013,845, and the fair market value of the exclusive license contributed by Engineering referred to in clause
(i) of Section 1.23 of the Organization Agreement is $890,000.

                    AMENDMENT NO. 2 TO AMENDED AND RESTATED
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                             SONOCO GRAHAM COMPANY

                  THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP of Sonoco Graham Company, a Pennsylvania limited partnership (the "Partnership"), is made this 22nd day of May, 1990, by Sonoco Graham Corporation, a Pennsylvania corporation, as general partner (the "General Partner").

                             W I T N E S S E T H:
                             --------------------

                  WHEREAS, on March 24, 1989, a Certificate of Limited Partnership was filed in the Department of State of the Commonwealth of Pennsylvania whereby the Partnership was formed under the Pennsylvania Uniform Limited Partnership Act;

                  WHEREAS, on April 4, 1989, an Amended and Restated Certificate of Limited Partnership of the Partnership was filed in the Department of State;

                  WHEREAS, an Amendment No. 1 to the Amended and Restated Certificate of Limited Partnership of the Partnership was executed on May 22, 1990, and, immediately prior to the filing of the within Amendment No. 2, is to be filed in the Department of State; and

                  WHEREAS, the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, provides that the Partnership shall be governed by the Pennsylvania Revised Uniform Limited Partnership Act during all periods after the effective date of such Act, and, accordingly, the General Partner now desires to amend and restate the terms and provisions of the Certificate of Limited Partnership of the Partnership in accordance with the provisions of such Act;

                  NOW, THEREFORE, pursuant to the Pennsylvania Revised Uniform Limited Partnership Act, the undersigned hereby certifies as follows:

                                  ARTICLE ONE

                                     Name
                                     ----

                  The name of the Partnership is Sonoco Graham Company.

                                  ARTICLE TWO

                         Location of Registered Office
                         -----------------------------

                  The Partnership has its registered office at 1110 East Princess Street, York, Pennsylvania 17403.

                                 ARTICLE THREE

                 Name and Business Address of General Partner
                 --------------------------------------------

                  The name and business address of the sole general partner of the Partnership is:

                           Sonoco Graham Corporation
                           1110 East Princess Street
                           York, PA 17403

                  IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 to Amended and Restated Certificate of the Limited Partnership on the date first above written.

[SEAL]                                  SONOCO GRAHAM CORPORATION

                                        By: /s/ William H. Kerlin, Jr.,
                                            -------------------------------
                                            William H. Kerlin, Jr.,
                                            Secretary

                        CONSENT TO USE OF SIMILAR NAME

                  Pursuant to 19 Pa. Code ss. 17.3 (relating to use of a confusingly similar name) the undersigned association, desiring to consent to the use by another association of a name which is confusingly similar to its name, hereby certifies that:

1. The name of the association executing this Consent to Use of Similar Name is:

               Graham Packaging Corporation
   ----------------------------------------------------------------------------

2. The (a) address of this association's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)  1420 Sixth Avenue       York          PA              17405-1104     York
   ----------------------------------------------------------------------------
   Number and Street         City          State              Zip        County

(b)
   ----------------------------------------------------------------------------
   Name of Commercial Registered Office Provider                         County

   For an association represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the association is located for venue and official publication purposes.

3. The date of its incorporation or other organization is:    March 9, 1989
                                                           -------------------

4. The statute under which it was incorporated or otherwise organized is
   PA  BCL, Act of May 5, 1933, as amended
   ----------------------------------------------------------------------------

5. The association is entitled to the benefit of this Consent to Use of Similar Name is :
          --
            Graham Packaging Company
   ----------------------------------------------------------------------------

6. A check in this box __ indicates that the association executing this
   Consent to Use of Similar Name is the parent or prime affiliate of a group of associations using the same name with geographic or other designations, and that such association is authorized to and does hereby act on behalf of all such affiliated associations, including the following (see 19 Pa. Code ss. 17.3(c) (6)):
          -----------------------------------------------------------
   ----------------------------------------------------------------------------
   ----------------------------------------------------------------------------
   ----------------------------------------------------------------------------

IN TESTIMONY WHEREOF, the undersigned association has caused this consent to be signed by a duly authorized officer thereof this 28th day of March 1991.

                                        Graham Packaging Corporation
                                        -----------------------------------
                                        (Name of Association)

                                        By: /s/ William H. Kerlin, Jr.
                                            -------------------------------
                                               (Signature)
                                               William H. Kerlin, Jr.
                                        Title: Secretary
                                              -----------------------------

Microfilm Number  91171194    Filed with the Department of State on Mar 28, 1991
                 ---------
Entity Number  1071490                  /s/ Christopher Al Lewis
               -------                      -----------------------------------
                                            Secretary of the Commonwealth


                 CERTIFICATE OF AMENDMENT LIMITED PARTNERSHIP

         In compliance with the requirements of 15 Pa. C.S. ss. 8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1.   The name of the limited partnership is:         Sonoco Graham Company
                                             ----------------------------------
     --------------------------------------------------------------------------

2.   The date of filing of the original Certificate of Limited Partnership is:
           March 24, 1989
     ---------------------------

3.   (Check, and if appropriate complete, one of the following):

      x   The amendment adopted by the limited partnership, set forth in full,
     ---  is as follows:

     A.   Article One is amended to read:
          "The name of the limited partnership is: Graham Packaging Company."

     B. The name of the general partner referenced in Article Four and on the signature line is amended to read "Graham Packaging Corporation."

     --- The amendment adopted by the limited partnership is set forth in full in Exhibit A, attached hereto and made a part hereof.

4.   (Check, and if appropriate complete, one of the following):

      x   The amendment shall be effective upon filing this Certificate of
     ---  Amendment in the Department of State.

     ---  The amendment shall be effective on: ______________________________

5. (Check if the amendment restates the Certificate of Limited Partnership):

     --- The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this certificate to be executed this 28th day of March, 1991.

                                         SONOCO GRAHAM COMPANY
                                 -----------------------------------------
                                         (Name of Partnership)

                                  By:  GRAHAM PACKAGING CORPORATION, its G.P.

                                  By: /s/ William H. Kerlin, Jr.
                                      ------------------------------------
                                          William H. Kerlin, Jr.

                                  Title:  Secretary of GENERAL PARTNER
                                        ----------------------------------

                                   RESTATED
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                           GRAHAM PACKAGING COMPANY

                  1. The name of the Partnership is Graham Packaging Company.

                  2. The current registered office of the Partnership in the Commonwealth of Pennsylvania is at 1420 Sixth Avenue, York, York County, Pennsylvania 17405-1104.

                  3. The name and business address of each general partner of the Partnership is as follows:

                           Graham Packaging Corporation
                           1420 Sixth Avenue
                           York, PA 17405-1104

                         COMMONWEALTH OF PENNSYLVANIA

                              DEPARTMENT OF STATE

                               JANUARY 12, 1998

               TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

                           GRAHAM PACKAGING COMPANY

                  1. Yvette Kane, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Certificate of Limited Partnership and all Amendments which appear of record in this department

[SEAL] IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed, the day and year above written.


                          --------------------------------
                            Secretary of the Commonwealth

Entity Number
             ---------------------          ----------------------------------
                                            Secretary of the Commonwealth

                 CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP

         In compliance with the requirements of 15 Pa. C.S. 1/28512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1. The name of the limited partnership is:         Graham Packaging Company
                                           ------------------------------------
   ----------------------------------------------------------------------------

2. The date of filing of the original Certificate of Limited Partnership is:
      March 24, 1989
   -------------------------

3. (Check, and if appropriate complete, one of the following):

   --- The amendment adopted by the limited partnership, set forth in full, is as follows:



    x      The amendment adopted by the limited partnership is set forth
   ---     in full in Exhibit A attached hereto and made a part hereof.

4. (Check, and if appropriate complete, one of the following):

    x      The amendment shall be effective upon filing this Certificate
   ---     of Amendment in the Department of State.

   ---     The amendment shall be effective on: ___________ at ______________
                                                   Date            Hour

5. (Check if the amendment restates the Certificate of Limited Partnership):

    x      The restated Certificate of Limited Partnership supersedes the
   --- original Certificate of Limited Partnership and all amendments thereto.

   IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this 2nd day of February, 1998.

                                           GRAHAM PACKAGING COMPANY

By:  Graham Packaging Corporation,            By:   BCP/Graham Holdings LLC,
     General Partner                                General Partner

                                              By:   BMP/Graham Holdings
                                                    Corporation, member

     By: /s/ William H. Kerlin, Jr.           By:  /s/ Simon Lonergan
         ------------------------------            ---------------------------

                                                                     Exhibit A

                             AMENDED AND RESTATED

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                       GRAHAM PACKAGING HOLDINGS COMPANY

1. The name of the Partnership is Graham Packaging Holdings Company.

2. The current registered office of the Partnership in the Commonwealth of Pennsylvania is at 1110 East Princess Street, York, York County, Pennsylvania 17403.

3. The name and business address of each general partner of the Partnership is as follows:

                          BCP/Graham Holdings LLC
        c/o Blackstone Capital Partners III Merchant Banking Fund L.P.
                                345 Park Avenue
                           New York, New York 10154

                         Graham Packaging Corporation
                               1420 Sixth Avenue
                         York, Pennsylvania 17405-1104

                                                                       ANNEX A

                       PENNSYLVANIA DEPARTMENT OF STATE
                              CORPORATION BUREAU
                        ROOM 308 NORTH OFFICE BUILDING
                                 P.O. BOX 8722
                           HARRISBURG, PA 17105-8722

          GRAHAM PACKAGING HOLDINGS COMPANY

         THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA. IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, CALL (717) 787-1057.

                                                        ENTITY NUMBER: 1071490

                                                       MICROFILM NUMBER: 09806

                                                                     1574-1575

CSC NETWORKS
COUNTER

Entity Number    1071590                     ----------------------------------
              -------------                      Secretary of the Commonwealth


                 CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP

          In compliance with the requirements of 15 Pa.C.S. 1/2 8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1. The name of the limited partnership is:      Graham Packaging Company
                                           ------------------------------------
   ----------------------------------------------------------------------------

2. The date of filing of the original Certificate of Limited Partnership is:
      March 24, 1989
   ------------------------

3. (Check, and if appropriate complete, one of the following):

   ---     The amendment adopted by the limited partnership, set forth in full, is as follows:

    x      The amendment adopted by the limited partnership is set forth
   ---     in full in Exhibit A attached hereto and made a part hereof.

4. (Check, and if appropriate complete, one of the following):

    x      The amendment shall be effective upon filing this Certificate
   ---     of Amendment in the Department of State.

   ---     The amendment shall be effective on: ___________ at _______________
                                                   Date              Hour

5. (Check if the amendment restates the Certificate of Limited Partnership):

    x      The restated Certificate of Limited Partnership supersedes the
   --- original Certificate of Limited Partnership and all amendments thereto.

         IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this 2nd day of February, 1998.

                                    GRAHAM PACKAGING COMPANY

By: Graham Packaging Corporation,        By:  BCP/Graham Holdings LLC,
    General Partner                           General Partner

                                         By:  BMP/Graham Holdings Corporation,
                                              member

    By: /s/ William H. Kerlin, Jr.       By:  /s/ Simon Lonergan
        --------------------------            --------------------------

                                                                   Exhibit 3.1

                               State of Delaware

                       Office of the Secretary of State

                         -----------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "GRAHAM PACKAGING HOLDINGS I, L.P.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 1994, AT 1:30 O'CLOCK P.M.

                                    [SEAL]      /s/ Edward J. Freel
                                           ------------------------------------
                                            Edward J. Freel, Secretary of State

                                                       AUTHENTICATION: 8871374

                                                                DATE: 01-16-98

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                       GRAHAM PACKAGING HOLDINGS I, L.P.

         This Certificate of Limited Partnership (the "Certificate") of Graham Packaging Holdings I, L.P., a Delaware limited partnership is being filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership
Act:

         1. The name of the partnership is Graham Packaging Holdings I, L.P.

         2. The name and address of the registered office and registered agent is:

                           The Corporation Trust Company
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware  19801.

         3. The name and business address of the General Partner is:

                           Graham Recycling Corporation
                           1420 6th Avenue
                           York, Pennsylvania 17405-1104

         IN WITNESS WHEREOF, the undersigned has executed this Certificate the ____ day of September, 1994.

                                            Graham Recycling Corporation

                                            By:
       ----------------------------
                                               William H. Kerlian
                                               Vice President